UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2021

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Esports Technologies, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	001-40334	85-3201309
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

197 California Ave Ste 302, Las Vegas, NV 89104

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 411-2726

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	EBET	The NASDAQ Stock Market LLC

EXPLANATORY NOTE

On December 1, 2021, Esports Technologies, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) with the Securities and Exchange Commission (“SEC”) announcing it had closed the transaction pursuant to the Share Purchase Agreement (the “Acquisition Agreement”) with Aspire Global plc, a company incorporated under the laws of Malta (“Aspire”), Aspire Global International Limited, a company incorporated under the laws of Malta, AG Communications Limited, a company incorporated under the laws of Malta, Aspire Global 7 Limited, a company incorporated under the laws of Malta (collectively the “Aspire Related Companies”), and Karamba Limited, a limited liability company incorporated and existing under the laws of Malta (“Karamba”) whereby Esports Malta agreed to acquire all of the issued and outstanding shares of Karamba (the “Acquisition”). In the Initial Report, the Company indicated that it intended to provide the required Item 9.01(a) Financial Statements of Business Acquired and Item 9.01(b) Pro Forma Financial Information through an amendment to the Initial Report no later than 71 days from the date on which such Initial Report was required to be filed.

Pursuant to the Acquisition Agreement, among other things, the following transactions and deliverables occurred at the Closing: (i) Aspire and the Aspire Related Companies transferred to Karamba all the business to consumer (“B2C”) assets, certain liabilities, and operations as set forth in the Acquisition Agreement (the “Assets”); (ii) Aspire (and the Aspire Related Companies) assigned or transferred to Karamba all key and material contracts for services that are necessary for the operation of the Assets; (iii) Esports Malta acquired all of the shares in Karamba; (iv) Esports Malta entered into an agreement with Aspire whereby Aspire will provide continuation of services related to certain employees which are believed to be essential to the integration and operation of the Assets (the “Transitional Services Agreement”) for a transition period subsequent to the Closing and up to 90 days thereafter; (v) Karamba (as then fully owned by Esports Malta) entered into four-year business to business white label operator services agreements collectively covering regulated and unregulated markets, based upon a migration plan in accordance with applicable laws (collectively the “Operator Services Agreement” and the “Migration Plan”, respectively).

In accordance with the terms and subject to the conditions of the Acquisition Agreement, the total acquisition price was €65,000,000 payable as follows: (i) a cash amount of €50,000,000; (ii) €10,000,000, payable in accordance with the terms of an unsecured subordinated promissory note (the “Note”); and (iii) 186,838 shares of Company common stock, which were valued at €5,000,000 (based on the weighted average per-share price of the ten trading days prior to the execution date of the Acquisition Agreement (the “Exchange Shares”). The Company agreed, within 45 days as of the Closing, to file with the Securities and Exchange Commission (“SEC”) a registration statement to register the resale of the Exchange Shares.

This Amendment No. 1 to Current Report on Form 8-K/A (“Amendment No. 1”) amends the Initial Report to provide the financial statements and pro forma financial information referred to in parts (a) and (b) of Item 9.01 below relating to the Acquisition that were previously omitted from the Initial Report as permitted by Item 9.01(a)(3) and 9.01(b)(2). This Amendment No. 1 does not amend any other item of the Initial Report and all other information previously reported in or filed with the Initial Report is hereby incorporated by reference to this Amendment No. 1. This Amendment No. 1 should be read in connection with the Initial Report.

Item 9.01	Financial Statements and Exhibits.

(a)        Financial statements of businesses or funds acquired.

The following carve-out combined audited financial statements of Aspire B2C Business acquired by Karamba Limited (with independent auditors' report thereon) are attached hereto as Exhibit 99.1 and incorporated by reference herein:

•	Carve-out combined balance sheets as of September 30, 2021 and 2020
•	Carve-out combined statements of comprehensive income for the years ended September 30, 2021 and 2020
•	Carve-out combined statements of changes in net parent investment for the years ended September 30, 2021 and 2020
•	Carve-out combined statements of cash flows for the years ended September 30, 2021 and 2020
•	Notes to carve-out combined financial statements.

(b)        Pro Forma Financial Information.

The following unaudited pro forma financial information of the Company and Karamba Limited is attached hereto as Exhibit 99.2 and incorporated by reference hereto:

•	Unaudited Pro Forma Combined Balance Sheet as of September 30, 2021
•	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended September 30, 2021.

(d)       Exhibits.

Exhibit No.	Description

23.1	Consent of Ziv Haft, Certified Public Accountants, Isr., BDO Member Firm
99.1	Carve-out combined audited financial statements of the B2C Business acquired by Karamba Limited
99.2	Unaudited pro forma information of Esports Technologies, Inc. and Aspire Global plc. - B2C Business (Karamba Limited)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPORTS TECHNOLOGIES, INC.

Date: January 21, 2022
By: /s/ Jim Purcell
Jim Purcell
Chief Financial Officer

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